FOR IMMEDIATE RELEASE

ARBITRON AND THE NIELSEN COMPANY SIGN AGREEMENT AND FORM JOINTLY-OWNED LIMITED LIABILITY
COMPANY TO CONTINUE DEVELOPMENT OF
‘PROJECT APOLLO’ MARKETING RESEARCH SERVICE

Proposed service would link the Arbitron Portable People Meter system with ACNielsen Homescan technology

NEW YORK, FEBRUARY 1, 2007—Arbitron Inc. (NYSE:ARB) and The Nielsen Company announced today that they have signed an agreement that will govern completion of development and testing of the ‘Project Apollo’ marketing research service and the expansion of the pilot panel to a full national service if the test results meet expectations and generate marketplace support. The parties have formed a jointly-owned limited liability company to continue pursuit of the project.

The proposed ‘Project Apollo’ service would use the Arbitron Portable People MeterTM system, ACNielsen Homescan technology and other technologies to provide advertisers with a better understanding of the connection between consumer exposure to advertising on multiple media and their shopping/purchase behavior.

“By making it possible to link the Arbitron Portable People Meter system with ACNielsen Homescan technology, this agreement between Arbitron and The Nielsen Company will help make real the industry’s long standing dream of a true, ‘single-source’ consumer research service,” said Steve Morris, president and chief executive officer, Arbitron Inc.

Said Susan Whiting, executive vice president of The Nielsen Company and chairman/CEO of Nielsen Media Research, “During the past eighteen months, our two companies planned, built and have been operating a 5,000 household pilot panel for ‘Project Apollo’ that has been well received by the seven charter advertisers who are helping us develop the service. Together, our companies and our charter supporters in the advertising industry will work to make ‘Project Apollo’ the most advanced marketing research service of its kind.”

The formation of Apollo LLC follows a May 2005 agreement that allowed the two companies to share the costs of the deployment of a pilot panel for the ‘Project Apollo’ service.

The current agreement also encompasses related agreements between the jointly owned limited liability company, Arbitron and other Nielsen companies for services to be used by the pilot panel and the full national service.

About the ‘Project Apollo’ Pilot Panel

The Nielsen Company and Arbitron have deployed a national pilot panel of more than 11,000 persons in 5,000 households as a demonstration of the ‘Project Apollo’ national marketing research service. The pilot panel is delivering, to a select group of charter supporters, multi-media and purchase information from a common sample of consumers.

Seven advertisers are members of the ‘Project Apollo’ Steering Committee, a group of marketers who have signed agreements for the ‘Project Apollo’ pilot panel data. In aggregate, these seven advertisers spend more than $6.8 billion for advertising on measured media.

The pilot panel is intended to show advertisers how ‘Project Apollo’ enables a better understanding of the link between consumer exposure to advertising on multiple media and their shopping/purchase behavior. The pilot also showcases the enhanced ability of the ‘single-source’ marketing research service to measure the return on investment for marketing efforts.

How the ‘Project Apollo’ Pilot Panel Works

The panel members are being given incentives to voluntarily carry Arbitron’s Portable People Meter, a small, cell phone-sized device that collects the volunteers’ exposure to electronic media sources: broadcast television networks, cable networks, and network radio as well as audio-based commercials broadcast on these outlets and on additional media. Consumer exposure to other media such as newspapers, magazines and circulars is being collected through additional survey instruments.

Data on consumer preference and purchases for a wide range of services and products are also being collected from panelists via ACNielsen’s Homescan technology, which tracks packaged goods purchases, and by means of additional surveys. Data are being collected in aggregate form to provide a holistic understanding of participants’ media interactions and their resulting shopping and purchase behavior.

About The Nielsen Company

The Nielsen Company is a global information and media company with leading market positions and recognized brands in marketing information (ACNielsen), media information (Nielsen Media Research), business publications (Billboard, The Hollywood Reporter, Computing, Intermediair) and trade shows. The privately held company has more than 42,000 employees, is active in more than 100 countries, and has headquarters in Haarlem, the Netherlands, and New York, USA.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving radio broadcasters, cable companies, advertisers, advertising agencies and outdoor advertising companies in the United States, Mexico and Europe. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The Company is developing the Portable People Meter, a new technology for media and marketing research.

Arbitron’s marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland. Arbitron has approximately 1,900 employees; its executive offices are located in New York City.

Through its Scarborough Research joint venture with The Nielsen Company, Arbitron also provides media and marketing research services to the broadcast television, cable,, newspaper and online industries.

Contacts:
Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Jack Loftus
The Nielsen Company
646-654-8360
Jack.Loftus@Nielsen.com

Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Note from Arbitron Inc. Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which Arbitron has derived from information currently available to it. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include whether we will be able to:

•	renew contracts with large customers as they expire;

•	successfully execute our business strategies, including implementation of our Portable People MeterTM system and entering into joint-venture or other material third-party agreements;

•	effectively manage the impact of any further consolidation in the radio and advertising agency industries;

•	keep up with rapidly changing technological needs of our customer base, including creating new proprietary software systems and new customer products and services that meet these needs in a timely manner;

•	successfully manage the impact on our business of any economic downturn generally and in the advertising market in particular;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, privacy concerns, consumer trends, technology changes and/or government regulations;

•	successfully develop and implement technology solutions to measure multi-media and advertising in an increasingly competitive environment; and

•	successfully obtain and/or maintain Media Rating Council accreditation for our audience measurement services.

Additional important factors known to Arbitron that could cause actual results to differ materially from our forward-looking statements are identified and discussed from time to time in Arbitron’s filings with the Securities and Exchange Commission, including, in particular, the risk factors discussed under the caption “ITEM 1A. RISK FACTORS” in Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2005.

The forward-looking statements contained in this document speak only as of the date hereof, and Arbitron undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise

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